MAY 14, 1999



TO ALL CLASS A PREFERRED STOCKHOLDERS:

Enclosed is the Notice of Annual Meeting of Stockholders, Proxy Statement, Ballot and Proxy to: elect three directors of South Dakota State Medical Holding Company, Incorporated ("DAKOTACARE" or the "Company") for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2002. Also enclosed is the Company's 1998 Annual Report to Shareholders and the Ballot and Proxy for voting.

The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked by June 6, 1999.

If you have any questions, please call Kirk Zimmer at DAKOTACARE at (605) 334-4000.

Sincerely,


/s/Robert D. Johnson__
Robert D. Johnson
Chief Executive Officer


RDJ:sj
Enc.

SOUTH DAKOTA STATE MEDICAL
HOLDING COMPANY, INCORPORATED
1323 South Minnesota Avenue
Sioux Falls, SD 57105

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               June 10, 1999

TO THE CLASS A AND B PREFERRED STOCKHOLDERS OF SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED:

  Notice is hereby given that the Annual Meeting of Stockholders of South Dakota State Medical Holding Company, Incorporated ("DAKOTACARE" or the "Company"), will be held on Thursday, June 10, 1999, at the Ramkota Inn, Sioux Falls, South Dakota, at 9:15 a.m., Sioux Falls, South Dakota time, for the following purposes:

1. To elect three directors of the Company for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2002.

2. To consider such other business as may properly come before the stockholders for vote at the Annual Meeting.

  Only the stockholders of record of the Company's Class A Voting Preferred Stock and Class B Voting Preferred Stock at the close of business on April 20, 1999, will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

  A form of Ballot and Proxy and Proxy Statement containing more detailed information with respect to the matters to be considered at the Annual Meeting accompany this notice.

  NOTE: The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked by June 6, 1999 (the "Deadline").

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  WHETHER OR NOT YOU PLAN
TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                      BY ORDER OF THE BOARD OF DIRECTORS,


                                    /s/Guy E. Tam, M.D.

                                    Guy E. Tam, M.D.
                                    Secretary
May 14, 1999

SOUTH DAKOTA STATE MEDICAL
HOLDING COMPANY, INCORPORATED
1323 South Minnesota Avenue
Sioux Falls, South Dakota 57105


                               PROXY STATEMENT
                                    FOR
                       ANNUAL MEETING OF STOCKHOLDERS

                                JUNE 10, 1999


  This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of South Dakota State Medical Holding Company, Incorporated (the "Company" or "DAKOTACARE") for use at an Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 10, 1999, at 9:15 a.m., Sioux Falls, South Dakota time, at the Ramkota Inn, Sioux Falls, South Dakota, and at any adjournment or postponement thereof.

  At the Annual Meeting, the Company's Class A and B stockholders will be asked to consider and vote upon the following proposals described in the enclosed Notice of Annual Meeting:

1. To elect three directors of the Company for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2002.

2. To consider such other business as may properly come before the stockholders for vote at the Annual Meeting.

  This Proxy Statement and the form of Ballot and Proxy enclosed are being mailed to stockholders commencing on or about May 14, 1999. NOTE: The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked by June 6, 1999 (the "Deadline").


VOTING AND PROXY INFORMATION

  Shares of the Company's Class A Preferred Stock and Class B Preferred Stock represented by ballots and proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is made by a stockholder, the proxy will be treated as present for purposes of a quorum, but not voted for the election of directors. If no direction is made by a stockholder, at the discretion of the proxy holders, the proxy will be voted for any other matters that properly come before the stockholders for vote at the Annual Meeting.

  A stockholder may revoke his or her Ballot and Proxy at any time before the Deadline by delivering to the Secretary of the Company a written notice of termination of the proxy's authority or by filing with the Secretary of the Company another timely Ballot and Proxy bearing a later date.

  Votes are cast by ballot and proxy for the Annual Meeting and will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of stockholders voting by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining with respect to any matter will be treated as unvoted.

  Only the holders of the Company's Class A Preferred Stock and Class B Preferred Stock whose names appear of record on the Company's books at the close of business on April 20, 1999 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, a total of 1,090 shares of Class A Preferred Stock, 1,300 shares of Class B Preferred Stock, and 1,465,345 shares of Class C Common Stock were outstanding. The holders of a majority of the Class A Preferred Stock and Class B Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting, represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present. The affirmative vote of the holders of a majority of the shares of Class A Preferred Stock and Class B Preferred Stock (voting as one class), represented at the Annual Meeting in person or by proxy, is necessary for the election of directors and the approval of all other matters proposed to the stockholders at the Annual Meeting. Each holder of the Company's Class A Preferred Stock and Class B Preferred Stock is entitled to one vote for each share held. There is a right to cumulate voting for the election of directors. In the exercise of cumulative voting rights, each holder of preferred shares is entitled to as many votes as shall equal the number of his preferred shares multiplied by the number of directors to be elected, and by giving written instructions to the Company they may cast all such votes for a single director or may distribute them among the directors to be voted for as he sees fit.

  Expenses in connection with the solicitation of proxies by the Board of Directors will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone or telecopier.

 AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required to file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC") relating to its business, financial statements, and other matters. Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street Northwest, Washington, DC 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the public reference section of the SEC at 450 Fifth Street Northwest, Washington, DC 20549. In addition, the Commission maintains a web site (address http://www.sec.gov) on the Internet that contains reports, proxy statements, and other information for companies like the Company which file electronically.


ELECTION OF DIRECTORS

Nominees and Voting

  Pursuant to the Company's Bylaws, the Board of Directors consists of ten directors who are elected for three-year terms expiring at each successive Annual Meeting of Stockholders. Currently, no director may serve more than three consecutive terms. The terms of Dr. Guy Tam, Mr. Patrick Beckman, and the vacant position previously held by Mr. Jeff Rodman expire at the 1999 Annual Meeting of Stockholders; the terms of Dr. K. Gene Koob, Dr. Frank Messner, and Dr. James Engelbrecht expire at the 2000 Annual Meeting of Stockholders; and the terms of Dr. Ben J. Henderson, Dr. Thomas L. Krafka, Dr. John E. Rittmann, and Dr. Stephan D. Schroeder expire at the 2001 Annual Meeting of Stockholders. The Bylaws currently require that eight of the directors be holders of Class A Voting Preferred Stock of the Company and two of the directors be consumers. The Articles of Incorporation restrict ownership of Class A Voting Preferred Stock to medical or osteopathic physicians who have executed Participating Physician Agreements with the Company. To assure equal eligibility and opportunity throughout the state of South Dakota and avoid domination of the Board of Directors by any geographic area or areas, the number of physician directors from any one District Medical Society of the South Dakota State Medical Association cannot exceed two. The consumer directors may be from any geographic location which is served by South Dakota State Medical Holding Company and their residence does not affect the geographic restriction for physician directors. The consumer director is currently Mr. Patrick Beckman. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified.

  The Board of Directors has nominated the following three (3) individuals to serve as directors with terms expiring at the 2002 meeting of the shareholders: James Reynolds, M.D.; Mr. Van Johnson; and Mr. Bob Sutton.
The Board of Directors has been informed that each of the three (3) nominees is willing to serve as a director; however, if any nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine unless otherwise directed on the ballot and proxy.

Nominee Information

  The following table sets forth certain information as of April 30, 1999, concerning the three nominees for election as directors of the Company with terms expiring at the 2002 meeting of the shareholders:

     Name                Age                       Position with Company

Individuals Nominated by Board of Directors:
James Reynolds, M.D.     56                              None
Mr. Van Johnson          54                              None
Mr. Bob Sutton           30                              None

  Dr. Reynolds is a member of the South Dakota State Medical Association and has been engaged in the practice of cardiac surgery in Sioux Falls, South Dakota, since 1978.

  Mr. Johnson has been employed as the Chief Executive Officer of the South Dakota Auto Dealers Association in Sioux Falls, South Dakota, since 1987.

  Mr. Sutton has been employed as the Executive Director of the South Dakota Banker's Association in Pierre, South Dakota, since 1998, having previously served as Executive Director of the South Dakota Petroleum Council since 1995.

Existing Board of Directors

  The following table sets forth certain information of the existing Board of Directors, excluding those nominated above, as of April 30, 1999.

     Name               Age                       Position with Company

Frank D. Messner, M.D.   54                           President and Director
James Engelbrecht, M.D.  50                           Director
Ben Henderson, D.O.      57                           Director
K. Gene Koob, M.D.       55                           Director
Thomas Krafka, M.D.      53                           Director
John Rittmann, M.D.      61                           Director
Stephan Schroeder, M.D.  48                           Director

  Dr. Messner became a director of the Company in June 1994. He is a member of the South Dakota State Medical Association and has been engaged as a radiologist in Yankton, South Dakota, since 1974.

  Dr. Engelbrecht became a director of the Company in June 1997. He is a member of the South Dakota State Medical Association and has been engaged in the practice of internal medicine and rheumatology in Rapid City, South Dakota, since 1980.

  Dr. Henderson became a director of the Company in June 1995. He is a member of the South Dakota State Medical Association and has been engaged in the practice of internal medicine in Mobridge, South Dakota, since 1972.

  Dr. Koob became a director of the Company in June 1994. He is a member of the South Dakota State Medical Association and has been engaged as a neurologist in Sioux Falls, South Dakota, since 1974.

  Dr. Krafka became a director of the Company in June 1998. He is a member of the South Dakota State Medical Association and has been engaged in the practice of radiology in Rapid City, South Dakota, since 1976.

  Dr. Rittmann became a director of the Company in June 1977. He is a member of the South Dakota State Medical Association and has been engaged in practice as a family practitioner in Watertown, South Dakota, since 1973.

  Dr. Schroeder became a director of the Company in June 1998. He is a member of the South Dakota State Medical Association and has been engaged in practice as a family practitioner in Miller, South Dakota, since 1980.

Director Compensation

  Each Director receives $250 per Board meeting attended and is reimbursed for costs associated with the attendance of such meetings. The Company currently has no stock options or other equity-based compensation for its directors, officers, or other employees.

Committees and Meetings of the Board of Directors

  The Board of Directors of the Company has an Executive Committee consisting of Frank Messner, M.D., and two other directors to be appointed; an Audit Committee consisting of K. Gene Koob, M.D., Frank Messner, M.D., and another director to be appointed; a Nominating Committee; and a Credentialing Committee.

  The Board of Directors held three meetings and two conference calls during 1998. All incumbent directors attended at least 75% of the meetings of the Board and Committees of which they were members.

  The Executive Committee held no meetings during 1998, and the Audit Committee met once during 1998.

  The Nominating Committee consists of the President-Elect of the South Dakota State Medical Association, one Class A stockholder, and one Director (Ben Henderson, D.O.). The Nominating Committee met once in 1999 to make the current year nominations.

  The Credentialing Committee consists of K. Gene Koob, M.D.; Ben
Henderson, D.O.; James Engelbrecht, M.D.; and John Rittmann, M.D. The Credentialing Committee met three times in 1998.

Compensation Committee Report

  The Board of Directors currently performs the functions of a Compensation Committee. Robert D. Johnson participates in the deliberations of all officer's compensation except for his own.

General Compensation Philosophy

  During 1997, the Company adopted an executive compensation philosophy under which total compensation was based on pay practices in the Company's geographical region and a person's experience and responsibilities to the Company. Currently, the executive compensation program does not include long-term incentive or equity compensation. Total compensation for 1998 was based on the median pay practices of comparably sized companies in DAKOTACARE's geographic region, the individual's years of experience, and level of responsibility.

CEO Compensation

  Robert D. Johnson does not have an employment contract, but the Company has established a deferred compensation agreement with him. A provision has been made for the future compensation which is payable upon the completion of the earlier of 25 years or any earlier retirement age specified by the Board of Directors by resolution. Mr. Johnson generally devotes a portion of his time to the Company and to the South Dakota State Medical Association. He received separate compensation from the South Dakota State Medical Association during 1998 which totaled $110,860, including retirement plan contribution. Mr. Johnson's salary for 1998 for the Company was based on a cost of living adjustment from his 1997 salary and a subjective review by the Board of Directors of his 1998 performance.

Compensation Committee Interlocks and Insider Participation

  The Board of Directors currently performs the functions of a Compensation Committee. Robert D. Johnson participates in the deliberation of all officer's compensation except for his own. There are no Compensation Committee interlocks with other companies and none of the nonemployee directors has been an officer, employee, or insider of the Company or its subsidiaries.

 EXECUTIVE COMPENSATION

Name and Principal                                           All Other
         Position              Year       Salary         $ Compensation(1)

Robert D. Johnson              1998       $ 77,642             $15,138
Chief Executive Officer        1997       $ 76,367             $14,380
                               1996       $ 58,632             $12,373

William Rossing, M.D.          1998       $106,603                  --
Vice President                 1997       $107,195                  --
  Medical Director             1996       $ 39,230                  --

Kirk J. Zimmer                 1998       $116,095             $15,289
Senior Vice President          1997       $106,738             $14,000
                               1996       $ 95,025             $12,176

Thomas N. Nicholson            1998       $124,130                  --
Vice President, Marketing      1997       $120,101                  --
                               1996       $ 57,558                  --

(1) Consists of retirement plan contribution and premiums paid on the deferred compensation plan.

No other officer received total annual salary and bonus in excess of $100,000 during 1998, 1997, or 1996.

The Company intends to enter into indemnification agreements with each executive officer and director. The Company has employment agreements with its executive officers and maintains key person insurance of $250,000 on Robert D. Johnson and $188,700 on Kirk J. Zimmer.

In connection with employment contracts between the Company, the Chief Executive Officer, and the Senior Vice President, provision has been made for the future compensation which is payable upon the completion of the earlier of 25 years of service or any earlier retirement age specified by the Board of Directors by resolution. The contracts only provide compensation incentives for the executives. At December 31, 1998, $58,274 has been accrued under these contracts.


PERFORMANCE GRAPH

  No graph is presented because there has been no established market or exchange for the trading of the Class C Voting Common Stock or Class A Preferred Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company leases office space from the South Dakota State Medical Association. During 1998, the Company signed a one year lease, which expired December 31, 1998. Under the terms of the lease, the lease automatically renewed for a successive one year term and will renew for successive one year terms thereafter unless terminated with at least 30 days notice prior to the end of the lease term. The 1999 lease requires minimum rental payments of $211,016. Total rental payments for office space for the years
December 31, 1998, 1997, and 1996 was $204,870, $186,500, and $158,400,
respectively.

  The Company provides group health insurance coverage for employees of the South Dakota State Medical Association. Total premium income from the affiliate for the years ended December 31, 1998, 1997, and 1996 was $47,721, $42,517, and $45,535, respectively.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information, as of March 31, 1999, regarding the beneficial ownership of securities of the Company by (i) each person or group who is known by the Company to be the beneficial owner of more than 5% of the outstanding voting securities, (ii) all directors of the Company and nominees for directors, (iii) each individual named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole voting and investment power (or shares such powers with his or her spouse), subject to the terms of the respective classes of securities of the Company and the information contained in the notes to the table.

                                                  Amount & Nature
 Title                Name and Address of         of Beneficial       Percent
of Class               Beneficial Owner             Ownership         of Class

Class B Preferred     South Dakota State              1,300             100%
                      Medical Association(1)

Class A Preferred     Lloyd Solberg, M.D.                 1              .09%
Class C Common                                      133,360             9.10%

Class C Common        Patrick Beckman                    --               --

Class A Preferred     James Engelbrecht, M.D.             1              .09%

Class A Preferred     Ben J. Henderson, D.O.              1              .09%
Class C Common                                        1,060              .07%

Class A Preferred     K. Gene Koob, M.D.                  1              .09%

Class A Preferred     Thomas L. Krafka, M.D.              1              .09%
Class C Common                                       16,640             1.14%

Class A Preferred     Frank D. Messner, M.D.              1              .09%
Class C Common                                        8,800              .60%

Class A Preferred     John Rittmann, M.D.                 1              .09%
Class C Common                                        8,340              .57%

Class A Preferred     Stephan D. Schroeder, M.D.          1              .09%
Class C Common                                        1,120              .08%

Class A Preferred     Guy E. Tam, M.D.                    1              .09%
Class C Common                                        4,360              .30%

Class A Preferred     James Reynolds, M.D.                1              .09%
Class C Common                                       10,440              .71%

Class C Common        Van Johnson                        --               --

Class C Common        Bob Sutton                         --               --

Class C Common        Robert D. Johnson(2)           14,560              .99%

Class C Common        Thomas Nicholson                   --               --

Class C Common        William Rossing, M.D.           8,720              .60%

Class C Common        Kirk J. Zimmer                    800              .05%

Class A Preferred     All Directors and Executive         8              .71%
                      Officers as a Group
Class C Common        (13 people)                    64,400             4.39%


(1)   The South Dakota State Medical Association is an affiliated company.
(2) Robert D. Johnson is the Chief Executive Officer of the South Dakota State Medical Association.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"), and furnish copies of those reports to the Company. Based solely on a review of the copies of such reports furnished to the Company, and written representations from the executive officers and directors, the Company believes that during 1998 all other filing requirements were complied with.


OTHER MATTERS

  The Board of Directors of the Company knows of no matters which may come before the Annual Meeting other than those referred to above. However, if any procedural or other matters should properly come before the Annual Meeting calling for a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  McGladrey & Pullen, LLP, served as the Company's independent certified public accountants for 1998 and are serving in that capacity for 1999. It is not expected that representatives of McGladrey & Pullen, LLP, will attend the Annual Meeting of Stockholders or have the opportunity to make a statement or respond to questions.


STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any proposal by a stockholder to be presented at the 2000 Annual Meeting must be received at the Company's principal executive offices, 1323 South Minnesota Avenue, Sioux Falls, South Dakota 57105, addressed to Guy E. Tam, M.D., the Secretary of the Company, not later than January 31, 2000.

           BY ORDER OF THE BOARD OF DIRECTORS,

                 /s/ Guy E. Tam, M.D.
                 Guy E. Tam, M.D.
                   Secretary

Dated:  May 14, 1999

DAKOTACARE
1323 South Minnesota Avenue
Sioux Falls, SD 57105


BALLOT AND PROXY

The undersigned hereby appoints Frank Messner, M.D., and Guy E. Tam, M.D., or either of them as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned in the election of directors and such other business as may properly come before the Annual Meeting of Shareholders of DAKOTACARE to be held on June 10, 1999, at 9:15 a.m., CDT, or any adjournment thereof, for holders of Class A voting preferred stock as of April 30, 1999.


Election of Directors

You have a total of three (3) votes to cast. Please vote below for any of the three (3) individuals nominated for directors with terms expiring in 2002. You may vote for NO MORE THAN three (3) individuals. Your three (3) votes may all be cast for one (1) individual or a combination of up to three (3) individuals. Indicate beside the nominee the number of votes you wish to cast for that individual. If you indicate more than three (3) votes in total, your ballot will be disqualified.

Individuals Nominated by Board of Directors

_____	James Reynolds, M.D.
_____	Mr. Van Johnson
_____	Mr. Bob Sutton

Please return this ballot and proxy in the accompanying prepaid postage envelope. The Ballot and Proxy must be received at the DAKOTACARE office and must be postmarked no later than June 6, 1999.


                                         ____________________________
                                         Name

                                         ____________________________
                                         Date

TO OUR SHAREHOLDERS:


We are happy to present you with our annual report for 1998, a year in which the profitability of DAKOTACARE, and much of the HMO industry in general, returned to positive levels. We have begun to see the shift in the cyclical underwriting cycle and while medical inflation, both locally and nationally, has been rising, DAKOTACARE has positioned itself to compete in a profitable manner.

From a financial standpoint, total revenues and total assets reached record levels in 1998 as DAKOTACARE and its subsidiaries reached the $40 million plateau in consolidated revenues. Of DAKOTACARE's $14.3 million in total assets, nearly $10.9 million is held in cash and investments, while the Company remains debt-free. The Company's claims loss ratio was reduced over 3.4% from the 1997 ratio to 85.7%, while its HMO operating expense ratio remained at an efficient 15%. Other income increased over 10% as DAKOTACARE continued to develop and market several lines of ancillary services and insurance products.

Commitment to South Dakota physicians has always been one of the hallmarks of the DAKOTACARE program. As evidence of this, DAKOTACARE returned nearly $1.6 million in contingency reserves to its participating physicians in 1998, and paid dividends to its Class C shareholders of approximately $150,000. In the first year of the Stock Repurchase Program adopted by shareholders in 1998, DAKOTACARE repurchased over 40,000 shares of Class C stock of retired, disabled, or deceased shareholders. These expenditures were accomplished while maintaining a stable book value for DAKOTACARE Class C shares and without the need to infuse additional capital resources.

Despite intensified competition in the marketplace, the Company was proud to claim a 94% client renewal rate and stable enrollment figures throughout 1998. DAKOTACARE has steadfastly adhered to sound underwriting and pricing practices, giving us an extremely stable, consistent premium book. Our customers continue to appreciate the comprehensiveness of the DAKOTACARE Provider Network, the simplicity of our system, and the friendly, professional service which we provide. One of our current advertising themes is "The best surprise is no surprise," and we take pride in the quality and consistency of our rates, network and service. While other carriers may attempt to enter the marketplace by skimping on one or more of these items, we believe that customers will ultimately be drawn to the carrier with a large, comprehensive provider network and the highest quality, most consistently priced products and services.

As always, we thankfully acknowledge those individuals who contributed in large part to this organization's success. The intensely committed physicians of South Dakota, the exceptionally dedicated DAKOTACARE staff, and the outstanding agent force have all played a large part in the accomplishments of the Company.

Nearly fifteen years ago, DAKOTACARE was just an idea, a dream, an intriguing and promising response to a perceived shift in the delivery of healthcare in this state. Today, as we race toward the millenium, rest assured that your company is poised to deliver on that promise and capitalize on the opportunities before us.

Frank D. Messner, M.D.                                  Robert D. Johnson


 /s/ Frank D. Messner                                /s/ Robert D. Johnson


President                                            Chief Executive Officer




                                  South Dakota's Own DAKOTACARE    |   1

DESCRIPTION OF BUSINESS

South Dakota State Medical Holding Company, Incorporated (the Company, Corporation or DAKOTACARE), was incorporated in the State of South Dakota on May 5, 1988. Its corporate offices are located at 1323 South Minnesota Avenue, Sioux Falls, South Dakota, 57105. The Articles of Incorporation permit the Company to engage in the development of quality comprehensive health care delivery systems; to conduct, promote, or operate alternative health care delivery systems and other contractual health service arrangements, including but not limited to, traditional third party reimbursement systems, preferred provider organizations, and health maintenance organizations (HMO).

The Company contracts with over 98% of the physicians in the State of South Dakota, 100% of the hospitals in the State of South Dakota, and many other health care providers to provide medical services to its enrollees. Physicians who are members of the South Dakota State Medical Association and who complete the Company's credentialing process may participate with the Company by purchasing one share of Class A voting preferred stock of the Company for $10. The fee for non-members is $1,000. The South Dakota State Medical Association owns 100% of the Class B voting preferred stock of the Company, and through this ownership, maintains voting control of the Company.

The Company's agreements with participating physicians stipulate compensation on a fee-for-service basis utilizing a relative value schedule developed by the Company. This schedule assigns a value (measured in number of units) for each individual service for which a physician may perform and submit a bill. These values are then multiplied by an overall value per unit assigned by the Company, and the product is the maximum amount allowed for payment to the physician. Actual reimbursement is at the lower of this product or the actual billed amount. The Company, at least annually, reviews the unit values and makes adjustments when considered necessary. The effect of this reimbursement mechanism is to establish a maximum allowable reimbursement, which is not dependent upon actual billed charges. Regardless of the physician bill, reimbursement will never exceed the maximum amount established by the relative value schedule. Physicians also may not bill patients for any excess of the billed charge over the amount allowed by the Company, but instead have contractually agreed to hold the patient harmless for any such amounts.

The Company's agreements with participating physicians provide that up to 20% of fees for services provided, as submitted to and allowed by the Company, may be withheld to provide a contingency reserve that may be used to fund operations or meet other financial requirements of the Company. The percentage withheld for years 1996 through 1998 was 15%. The contingency reserve withholding is also designed to encourage efficient medical practice by the physicians. Less expensive medical outcomes enhance net income and consequently, an increased likelihood of contingency reserve payouts to the physicians. The amounts withheld may be paid to the participating physicians at the discretion of the Board of Directors of the Company, although the Company is not contractually obligated to pay out amounts withheld. Management estimates the expected amount of contingency reserves and records a liability based upon factors such as cash flow needs, net income, and accumulations of amounts withheld. The Company withheld from payment to the participating physicians $1,321,668 and $1,336,156 for the years ended December 31, 1998 and 1997, respectively. Payments to physicians are made at such times as the Board of Directors approves payouts. The recorded liability for contingency reserves at December 31, 1998 and 1997, was $2,690,568 and $2,963,846, respectively. The recorded liability is equal to actual amounts withheld for the years ended December 31, 1998, 1997 and 1996.

In 1992, the Company incorporated DAKOTACARE Administrative Services, Incorporated (DAS), a wholly owned subsidiary of the Company. In 1994, the Company organized and then purchased a 50.11% interest in Dakota Health Plans, Incorporated (DHP). The Articles of Incorporation of DAS and DHP permit them to engage in the development of third party administration (TPA) services for health and welfare plans. DHP has subcontracted


                                       South Dakota's Own DAKOTACARE    |   2


with DAS to perform
substantially all TPA activities. In January 1996, the Company incorporated DAKOTACARE Insurance, Ltd. (DIL), a wholly owned subsidiary of the Company. DIL was formed to accept reinsurance risk on stop-loss policies of DAS and DHP customers, reinsurance risk on group term life insurance coverage of DAKOTACARE and DAS customers and other insurance risks.

DESCRIPTION OF BUSINESS CONTINUED

Products and Marketing

The Company markets its products under the trade name of DAKOTACARE. The Company has three reportable segments as defined by FASB Statement No. 131. The segments' products include group managed health care products (HMO), managed care and claims administration services for self-insured employer groups (TPA) and the reinsurance segment, which provides excess medical stop-loss coverage to the self insured employer groups. A detailed analysis of the various segments is contained in the Notes to the Consolidated Financial Statements-Note 12. The Company markets its products through an exclusive network of independent insurance agents throughout South Dakota.

The Company markets its products to employer groups with a minimum of two covered employees and its' customers range in size from employers of this size to its largest customer with over 550 employees. As of January 1, 1999, DAKOTACARE and its subsidiaries provided health care services to approximately 78,000 individuals.

Approximately 11.0% of the state's population and approximately 17% of DAKOTACARE's target market of approximately 450,000 is served by DAKOTACARE and its subsidiaries, which does not include Medicare and Medicaid populations, federal employee groups, the individual policy market, and other potential populations. The Company's HMO enrollment, which had remained relatively stable from 1990 to 1995 at approximately 20,000 enrollees, grew to nearly 25,000 in 1996 and 26,000 in 1997, but has since declined to approximately 24,000 by the end of 1998. Commencing in 1993, the Company began its TPA business and by January 1, 1999, had enrolled approximately 56,000 ASO enrollees, bringing the total individuals served by the Company and its' subsidiaries to approximately 78,000. The Company's HMO client disenrollment rate is lower than the industry rate as a whole. All underwriting and pricing decisions are made by the DAKOTACARE underwriting department based on underwriting policy and guidelines established by senior management. DAKOTACARE's underwriters evaluate the prior loss history, the inherent risk characteristics, and the demographic makeup of the applicants where appropriate.

Through a specific excess liability reinsurance agreement with Lincoln National Health and Casualty Insurance Company, the Company reinsures that portion of its risk in excess of $85,000 of covered hospital inpatient expenses of any enrollee per contract year. The policy is subject to a coinsurance provision which ranges from 50% to 90% based on average daily amounts specified in the plan, and a $2,000,000 lifetime maximum benefit per enrollee. The Company would be liable for any obligations that the reinsuring company is unable to meet under the reinsurance agreement. The reinsurance agreement also provides for enrollee benefits to be paid in the event the Company should cease operations or become insolvent, and a conversion privilege for all enrollees in the event of plan insolvency and for any enrollee that moves out of the service area of the Company.

The Company operates under a license issued by the South Dakota Department of Commerce and Regulation, Division of Insurance, for the operation of the health maintenance organization. DAS and DHP are also registered as third party administrators in South Dakota and several other states. The Company has also received certification from the South Dakota Department of Labor as a workers' compensation managed care plan.

The Company continually seeks out and evaluates opportunities for future growth and expansion. These opportunities may include acquisitions or dispositions of segments of its operations, marketing of insurance products underwritten by other companies, the internal development of new products and techniques for the containment of health care costs, and the measurement of the outcomes and efficiency of health care delivered.

                                       South Dakota's Own DAKOTACARE    |   3

ENROLLMENT BY COUNTY

DAKOTACARE supports its statewide enrollment with sales and service locations throughout South Dakota. As a DAKOTACARE member, you're never far away from a helpful voice.

PROVIDERS BY CITY

DAKOTACARE contracts with over 1800 participating providers in over 125 communities across South Dakota, as well as our national network of Centers of Excellence which provides transplant and trauma services not available in the state. We also have contracts with medical and pharmacy networks across the United States which enable us to serve our clients' employees who live outside the state.



DAKOTACARE's Provider Network is unequaled in its ability to provide true savings to employers and freedom of choice to members.

                                       South Dakota's Own DAKOTACARE    |   4

Aurora                               348
Beadle                              1704
Bennett                               53
Bon Homme                            914
Brookings                           4868
Brown                               2730
Brule                                567
Buffalo                                2
Butte                                483
Campbell                              27
Charles Mix                          589
Clark                                743
Clay                                2049
Codington                           4406
Corson                                52
Custer                               510
Davison                             3302
Day                                  554
Deuel                                317
Dewey                                 59
Douglas                              390
Edmunds                              350
Fall River                           278
Faulk                                230
Grant                                863
Gregory                              200
Haakon                                67
Hamlin                               591
Hand                                 197
Hanson                               438
Harding                               24
Hughes                              5383
Hutchinson                           730
Hyde                                  38
Jackson                              105
Jerauld                              247
Jones                                 69
Kingsbury                            898
Lake                                1839
Lawrence                            1080
Lincoln                              843
Lyman                                183
Marshall                             680
McCook                               340
McPherson                            141
Mead                                 982
Mellette                              24
Miner                                162
Minnehaha                          19978
Moody                                437
Pennington                          4380
Perkins                              101
Potter                               180
Roberts                              376
Sanborn                              352
Shannon                               34
Spink                               1441
Stanley                              690
Sully                                105
Todd                                  44
Tripp                                610
Turner                               687
Union                                710
Walworth                             312
Yankton                             2504
Ziebach                               36

                                       South Dakota's Own DAKOTACARE    |   5

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
SHAREHOLDER MATTERS

Stock Prices

There is no active trading for shares of stock of the Company and the stock is not listed on any exchange or over-the-counter market. However, limited infrequent exchanges of Class C shares have occurred directly between interested buyers and sellers and in across the desk stock transactions with a brokerage firm. The Company does not regularly receive price information on these transactions. The amended and restated Articles of Incorporation of the Company currently restrict the ownership of shares as follows: (i) the ownership of the Company's Class A voting preferred stock is restricted to medical or osteopathic physicians who have executed participating agreements with the Company and may not be issued to or held by any hospital, (ii) the ownership of the Company's Class B voting preferred stock is restricted to the South Dakota State Medical Association, and (iii) the ownership of the Company's Class C non-voting common stock is restricted to (a) medical or osteopathic physicians who have executed participating physician agreements with the Company, (b) a trust or self-directed individual retirement account controlled by such physicians, (c) professional corporations, partnerships, or other entities domiciled in the state of South Dakota, and in which a participating physician is a shareholder, partner, or employee in the practice of medicine, (d) management employees or agents of the Company, the South Dakota State Medical Association, the South Dakota Foundation for Medical Care, or (e) a spouse or child of a shareholder of the Company, if such shares were first held by one of the persons or entities entitled to own Class C common stock. In addition, the Class C non-voting common stock may not be issued or transferred to any hospital or to any natural person or entity who is not a resident or domiciliary of the state of South Dakota.


Shares Eligible for Future Sale

The Company's Class A voting preferred stock is nontransferable and ownership of the Company's Class B voting preferred stock is restricted to the South Dakota State Medical Association. Approximately 63,900 shares of the Company's Class C non-voting stock are currently owned by the officers and directors of the Company. All of the remaining Class C shares are eligible for resale under Rule 144(k) of the Securities Act of 1933, as amended, subject to the ownership restrictions contained in the Company's Amended and Restated Articles of Incorporation. The Company intends to register under the Act the officers' and directors' outstanding Class C non-voting common stock to enable the public resale of such shares by the holders thereof, subject to the ownership restrictions contained in the Company's Amended and Restated Articles of Incorporation.


Holders

As of March 22, 1999, there were 1,090 holders of record of Class A preferred stock, 1 holder of Class B preferred stock, and 684 holders of record of Class C common stock. There are no options or warrants outstanding.


Dividends

The Class A and B preferred stock are not entitled to dividends. The Company is not required to pay annual cumulative dividends to its Class C common stock. The Board of Directors, at its discretion, can elect to pay dividends in any amount subject to availability of funds and regulatory requirements. As long as the Company exceeds required regulatory capital as required by the Division, there are no dividend restrictions. Regulatory capital as required by the Division at December 31, 1998 and 1997 was $200,000 on a statutory basis of accounting, which the Company significantly exceeded. During 1998 and 1997, the Company paid dividends of $146,754 and $331,267, respectively, on Class C stock.

                                       South Dakota's Own DAKOTACARE    |   6


Stock Repurchase Plan

As a service to the Company's shareholders to facilitate liquidity for Class C common stock (Common Stock) in the event of death, disability, or retirement of a shareholder, the Company's Board of Directors adopted a Stock Repurchase Program (Program) which was implemented in February 1998. Participation in the Program is voluntary. No shareholder is required to sell his or her shares of Common Stock under the Program nor is the Company required to purchase any Common Stock under the Program. In 1998, the Board of Directors approved the purchase of 40,415 shares, or $280,480. The value per share was computed using guidelines established in 1995 by an investment organization, and updated using the December 31, 1998 audited financial statements. These calculations are tested for accuracy and consistency by an independent accounting firm. The purchase and sale of Common Stock under the Program is subject to repurchase conditions as described in the Program.


Unregistered Sales of Securities

Ownership of the Company's Class A Voting Preferred Stock is restricted to medical or osteopathic physicians who have executed participating physician agreements with the Company. Class A Preferred Stock is nontransferable and holders of these shares do not receive dividends. Each such physician is issued one share of Class A Voting Preferred Stock upon execution of his or her participation agreement and the payment of $10 per share. Upon the termination of a physician's participation agreement, his or her share of Class A Preferred Stock is canceled without compensation. During 1998, the Company issued a total of 90 shares of Class A Preferred Stock to physicians who entered into participation agreements with the Company. To the extent that the registration provisions of the Securities Act of 1933, as amended, were applicable to these transactions, the Company relied on the exemption from registration contained in Section 4(2) of that act.

                                      South Dakota's Own DAKOTACARE    |   7

TOTAL ASSETS
1994           9803405
1995          11424813
1996          12777290
1997          14010801
1998          14277389

BOOK VALUE PER CLASS C SHARE
1994              2.24
1995              3.24
1996              3.75
1997              3.46
1998              3.59

TOTAL REVENUE
1994          29015000
1995          31016916
1996          34147309
1997          40801344
1998          41420418

CASH & INVESTMENTS
1994 	          7263762
1995            8292395
1996            9304789
1997           10399993
1998           10275673

                                       South Dakota's Own DAKOTACARE    |   8



FINANCIAL REVIEW

Consolidated Balance Sheets                            Pages 10-11

Consolidated Statements of Income                          Page 12

Consolidated Statements of Stockholders' Equity            Page 13

Consolidated Statements of Cash Flows                  Pages 14-15

Notes to Consolidated Financial Statements             Pages 16-24

Independent Auditor's Report
on the Financial Statements                                Page 25

Management's Discussion and Analysis of Financial
Condition and Results of Operations                    Pages 26-29

Selected Financial Data                                    Page 30

Directors and Executive Officers                           Page 31

Shareholder Information                                    Page 31

Agent Directory                                            Page 32


                                       South Dakota's Own DAKOTACARE    |   9


SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE


CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1998 AND 1997



ASSETS                                                  1998            1997
- --------------------------------------------------------------------------
Current Assets
  Cash and cash equivalents                        $ 5,372,457      $ 4,467,754
  Investment in securities held to maturity
   (Note 5)                                            405,094          901,599
  Certificates of deposit                              575,000          843,559
  Receivables (Note 3)                               1,252,780          799,395
  Prepaids and other assets                            153,930          124,729
  Deferred income taxes (Note 8)                       647,000          720,000
                                                   ----------------------------
    TOTAL CURRENT ASSETS                             8,406,261        7,857,036
                                                   ----------------------------


Long-Term Investments
  Investment in securities held to maturity
   (Note 5)                                          3,567,422        3,837,081
  Investment in securities available for sale
   (Note 5)                                            305,700          300,000
  Pledged certificates of deposit (Note 5)             500,000          500,000
  Certificate of deposit                                50,000           50,000
  Cash surrender value of life insurance               100,000           81,000
                                                   ----------------------------
                                                     4,523,122        4,768,081
                                                   ----------------------------


Property and Equipment, at cost,
  net of accumulated depreciation                      913,006          963,684


Deferred Income Taxes (Note 8)                         435,000          422,000
                                                   ----------------------------
                                                   $14,277,389      $14,010,801
                                                   ----------------------------
                                                   ----------------------------

See Notes to Consolidated Financial Statements.

                                       South Dakota's Own DAKOTACARE    |   10


LIABILITIES AND STOCKHOLDERS' EQUITY                   1998             1997
- ----------------------------------------------------------------------------
Current Liabilities
  Reported and unreported claims payable (Note 7)  $ 4,409,622      $ 4,163,804
  Unearned premiums and administration fees            839,043          629,783
  Accounts payable and accrued expenses                727,925          695,050
  Contingency reserves payable (Note 6)              1,300,000        1,627,000
                                                   ----------------------------
     TOTAL CURRENT LIABILITIES                       7,276,590        7,115,637
                                                   ----------------------------
Contingency Reserves Payable (Note 6)                1,390,568        1,336,846
                                                   ----------------------------
Minority Interest in Subsidiary                        350,606          354,160
                                                   ----------------------------
Commitments and Contingencies (Notes 4, 13 and 14)

Stockholders' Equity (Note 9)
  Class A preferred, voting, no par value, $10
    stated value, 2,500 shares authorized; 1,105
    and 1,069 shares issued at December 31, 1998
    and 1997                                            11,050           10,690
  Class B preferred, voting, no par value,
    $1 stated value, 2,500 shares authorized;
    issued and outstanding 1,300 shares                  1,300            1,300
  Class C common, nonvoting, $.01 par value,
    10,000,000 shares authorized; issued
    1,505,760 shares                                    15,058           15,058
  Additional paid-in capital                         3,749,342        3,749,342
  Retained earnings                                  1,771,993        1,435,709
  Accumulated other comprehensive income                (8,638)          (7,941)
  Less cost of Class C common treasury stock,
    40,415 shares                                     (280,480)               -
                                                   ----------------------------
                                                     5,259,625        5,204,158
                                                   ----------------------------
                                                   $14,277,389      $14,010,801
                                                   ----------------------------
                                                   ----------------------------

                                       South Dakota's Own DAKOTACARE    |   11

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                            1998                1997                1996
- -------------------------------------------------------------------------------------------
Revenues:
  Premiums                              $ 36,157,947        $ 35,124,035        $ 29,071,245
  Less premiums ceded for reinsurance       (440,396)           (369,888)           (383,408)
                                        ------------        ------------        ------------
                                          35,717,551          34,754,147          28,687,837
  Third party administration fees          3,080,947           3,628,131           3,786,427
  Investment income                          606,615             615,134             551,734
  Other income                               647,850             583,648             399,203
                                        ------------        ------------        ------------
        TOTAL REVENUES                    40,052,963          39,581,060          33,425,201
                                        ------------        ------------        ------------

Operating expenses:
  Claims incurred                         31,318,143          31,593,161          23,528,141
  Less reinsurance recoveries               (703,563)           (616,801)           (102,780)
                                        ------------        ------------        ------------
                                          30,614,580          30,976,360          23,425,361
  Personnel expenses                       3,891,275           3,804,217           3,703,067
  Commissions                              1,425,808           1,513,054           1,225,271
  Professional fees expenses               1,020,213             970,237           1,082,816
  Office expenses                            625,614             673,114             713,964
  Occupancy expenses                         657,207             656,951             625,541
  State insurance taxes                      458,519             421,622             330,574
  Advertising expenses                       378,638             378,310             386,174
  Other general and administrative expenses  378,000             309,286             325,541
                                        ------------        ------------        ------------
        TOTAL OPERATING EXPENSES          39,449,854          39,703,151          31,818,309
                                        ------------        ------------        ------------
        INCOME (LOSS) BEFORE INCOME
          TAXES AND MINORITY INTEREST        603,109            (122,091)          1,606,892
Income taxes (credits) (Note 8)              123,625             (57,000)            535,000
                                        ------------        ------------        ------------
INCOME (LOSS) BEFORE MINORITY INTEREST       479,484             (65,091)          1,071,892
Minority interest in income (loss)
  of subsidiary                               (3,554)             45,017              31,251
                                        ------------        ------------        ------------
        NET INCOME (LOSS)               $    483,038        $   (110,108)       $  1,040,641
                                        ------------        ------------        ------------
                                        ------------        ------------        ------------

Earnings (loss) per common share        $       0.33        $      (0.07)       $       0.69
                                        ------------        ------------        ------------
                                        ------------        ------------        ------------

See Notes to Consolidated Financial Statements.


                                      South Dakota's Own DAKOTACARE    |   12

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                                                                               Additional
                                                            Capital              Paid-In
                                                             Stock               Capital
- ---------------------------------------------------------------------------------------
Balance, December 31, 1995                                  $ 25,818         $ 3,749,342
   Issuance of Class A preferred stock                           990                   -
   Redemption of Class A preferred stock                        (330)                  -
   Issuance of Class B preferred stock                           300                   -
   Dividends paid on Class C common stock                          -                   -
   Comprehensive income:
      Net income                                                   -                   -
      Net change in unrealized loss on securities
        available for sale                                         -                   -
      Comprehensive income                                         -                   -
                                                            ----------------------------
Balance, December 31, 1996                                    26,778           3,749,342
   Issuance of Class A preferred stock                         1,940                   -
   Redemption of Class A preferred stock                      (1,670)                  -
   Dividends paid on Class C common stock                          -                   -
   Comprehensive income:
      Net (loss)                                                   -                   -
      Net change in unrealized loss on securities
        available for sale                                         -                   -
      Comprehensive income                                         -                   -
                                                            ----------------------------
Balance, December 31, 1997                                    27,048           3,749,342
   Issuance of Class A preferred stock                           900                   -
   Redemption of Class A preferred stock                        (540)                  -
   Dividends paid on Class C common stock                          -                   -
   Purchase of treasury stock (Note 9)                             -                   -
   Comprehensive income:
      Net income                                                   -                   -
      Net change in unrealized loss on securities
        available for sale                                         -                   -
      Comprehensive income                                         -                   -
                                                            ----------------------------
Balance, December 31, 1998                                  $ 27,408         $ 3,749,342
                                                            ----------------------------
                                                            ----------------------------

                                                        Accumulated
                                                           Other
                                           Retained    Comprehensive   Treasury
                                           Earnings       Income        Stock     Total
- --------------------------------------------------------------------------------------------
Balance, December 31, 1995                $ 1,107,480   $ (3,049)           -    $ 4,879,591
   Issuance of Class A preferred stock              -          -            -            990
   Redemption of Class A preferred stock            -          -            -           (330)
   Issuance of Class B preferred stock              -          -            -            300
   Dividends paid on Class C common stock    (271,037)         -            -       (271,037)
   Comprehensive income:
      Net income                            1,040,641          -            -
      Net change in unrealized loss on securities
        available for sale                          -    (10,083)           -
      Comprehensive income                          -          -            -      1,030,558
                                   -----------------------------------------------------------
Balance, December 31, 1996                  1,877,084    (13,132)           -      5,640,072
   Issuance of Class A preferred stock              -          -            -          1,940
   Redemption of Class A preferred stock            -          -            -         (1,670)
   Dividends paid on Class C common stock    (331,267)         -            -       (331,267)
   Comprehensive income:
      Net (loss)                             (110,108)         -            -
      Net change in unrealized loss on securities
        available for sale                          -      5,191            -
      Comprehensive income                          -          -            -       (104,917)
                                   -----------------------------------------------------------
Balance, December 31, 1997                  1,435,709     (7,941)           -      5,204,158
   Issuance of Class A preferred stock              -          -            -            900
   Redemption of Class A preferred stock            -          -            -           (540)
   Dividends paid on Class C common stock    (146,754)         -            -       (146,754)
   Purchase of treasury stock (Note 9)              -          -     (280,480)      (280,480)
   Comprehensive income:
      Net income                              483,038          -            -
      Net change in unrealized loss on securities
        available for sale                          -       (697)           -
      Comprehensive income                          -          -            -        482,341
                                   -----------------------------------------------------------
Balance, December 31, 1998                $ 1,771,993   $ (8,638)  $ (280,480)   $ 5,259,625
                                   -----------------------------------------------------------
                                   -----------------------------------------------------------


                                       South Dakota's Own DAKOTACARE    |   13

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                      1998            1997           1996
- --------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
 Net income (loss)                                   $483,038     $ (110,108)   $ 1,040,641
 Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
   Depreciation                                       307,211        319,493        318,297
   Loss on disposal of property and equipment               -              -          1,664
   Minority interest in income (loss) of subsidiary    (3,554)        45,017         31,251
   Amortization of discounts and premiums on
     investments and certificates of deposit, net    (138,461)      (139,675)      (103,151)
   (Increase) decrease in receivables                (453,385)        36,969       (301,794)
   (Increase) decrease in prepaids and other assets   (29,201)        13,758        (66,530)
   (Increase) decrease in deferred income taxes        60,000       (284,000)       (57,000)
   Increase in reported and unreported
     claims payable                                   245,818        975,349        478,455
   Increase (decrease) in accounts payable
     and accrued expenses                              32,875         15,629       (107,587)
   Increase (decrease) in unearned premiums
     and administration fees                          209,260       (225,122)        39,252
   Increase (decrease) in contingency
     reserves payable                                (273,278)       858,552        150,625
                                                  ------------------------------------------
       NET CASH PROVIDED BY OPERATING ACTIVITIES      440,323      1,505,862      1,424,123
                                                  ------------------------------------------
 Cash Flows From Investing Activities
   Purchase of securities available for sale           (6,397)        (6,259)        (5,933)
   Held to maturity securities:
     Matured                                          985,000        525,000      1,200,000
     Purchased                                       (367,364)      (726,030)    (1,983,309)
   Repayments on collateralized mortgage obligations  283,548        157,013        133,471
   Proceeds from maturities of certificates
     of deposit                                     1,447,000      1,470,000      1,104,900
   Purchase of certificates of deposit             (1,175,000)    (1,325,000)    (1,531,959)
   (Increase) in cash surrender value
     of life insurance                                (19,000)       (12,000)       (18,000)
   Purchase of property and equipment                (256,533)      (231,238)      (216,720)
   Proceeds from sale of property and equipment             -         18,711              -
                                                  ------------------------------------------
       NET CASH PROVIDED BY (USED IN)
         INVESTING ACTIVITIES                         891,254       (129,803)    (1,317,550)
                                                  ------------------------------------------

See Notes to Consolidated Financial Statements.

                                      South Dakota's Own DAKOTACARE    |   14

                                                         1998           1997           1996
                                                    ------------------------------------------
 Cash Flows From Financing Activities
   Proceeds from issuance of capital stock                $ 900        $ 1,940        $ 1,290
   Redemption of capital stock                             (540)        (1,670)          (330)
   Payment of dividends                                (146,754)      (331,267)      (271,037)
   Purchase of treasury stock                          (280,480)             -              -
                                                    ------------------------------------------
        NET CASH (USED IN) FINANCING ACTIVITIES        (426,874)      (330,997)      (270,077)
                                                    ------------------------------------------
        INCREASE (DECREASE) IN CASH AND
          CASH EQUIVALENTS                              904,703      1,045,062       (163,504)

 Cash and Cash Equivalents
   Beginning                                          4,467,754      3,422,692      3,586,196
                                                    ------------------------------------------
   Ending                                           $ 5,372,457    $ 4,467,754    $ 3,422,692
                                                    ------------------------------------------
                                                    ------------------------------------------
 Supplemental Disclosures of Cash Flow Information
   Cash payments for:
     Income taxes, net of refunds                     $ 315,275        $ 2,000      $ 790,000

 Supplemental Disclosures of Noncash Investing
   and Financing Activities
     (Increase) decrease in unrealized loss on
       securities available for sale                       (697)         5,191        (10,083)



                                       South Dakota's Own DAKOTACARE    |   15

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: South Dakota State Medical Holding Company, Incorporated (the Company), is a South Dakota licensed health maintenance organization (HMO) d/b/a DAKOTACARE. The Company has contracted with hospitals, physicians and other providers to provide health care services to policyholders. Policyholders are employee groups located in South Dakota.

A summary of the Company's significant accounting policies follows:

PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, DAKOTACARE Administrative Services, Incorporated (DAS), and DAKOTACARE Insurance, LTD. (DIL), and its 50.11% owned subsidiary, Dakota Health Plans, Incorporated (DHP). DAS and DHP are third party administrators of health care plans for independent employer companies. DIL's primary activity is in providing reinsurance quota share excess medical stop loss coverage to DAS and DHP's self funded customers. During December of 1998, DHP ceased business operations. Management expects to formally dissolve DHP during 1999 with no material effect on the consolidated financial statements. All intercompany balances and transactions have been eliminated in consolidation.

BASIS OF FINANCIAL STATEMENT PRESENTATION: The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the liabilities for reported and unreported claims payable.

CASH AND CASH EQUIVALENTS: For purposes of reporting the statements of cash flows, the Company includes as cash equivalents all cash accounts and highly liquid debt instruments which are not subject to withdrawal restrictions or penalties. Certificates of deposit are considered investments as all have been purchased with maturities in excess of ninety days. Cash and cash equivalents as of December 31, 1998 and 1997 includes approximately $631,000 and $572,000, respectively, in money market funds which are not federally insured. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.


INVESTMENT SECURITIES: Investment securities classified as held to maturity are those debt securities that the Company has both the intent and ability to hold to maturity regardless of changes in market condition, liquidity needs, or changes in general economic conditions. These securities are stated at amortized cost.

Investment securities classified as available for sale are marketable equity securities and those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Investment securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in comprehensive income, net of the related deferred tax effect.

Premiums and discounts on investments in debt securities are amortized over their contractual lives, except for collateralized mortgage obligations, for which prepayments are probable and predictable, which are amortized over the estimated expected repayment terms of the underlying mortgages. The method of amortization results in a constant effective yield on those securities (the interest method). Interest on debt securities is recognized in income as accrued. Realized gains and losses on the sale of investment securities are determined using the specific identification method.

DEPRECIATION: Building and building improvements are depreciated using straight-line methods over the estimated useful lives of the assets, which are twenty to thirty-nine years. Depreciation on furniture, equipment and automobiles is computed using straight-line methods based upon the estimated useful lives of the respective assets, which is principally five to seven years. A summary of property and equipment is as follows:



                                               1998                1997
                                          ----------------------------------
Furniture, equipment and automobiles       $ 2,485,278         $ 2,253,358
Building and building improvements              53,370              62,609
Other                                          134,818             131,967
                                          ----------------------------------
                                             2,673,466           2,447,934
Less accumulated depreciation                1,760,460           1,484,250
                                          ----------------------------------
                                             $ 913,006         $   963,684
                                          ----------------------------------
                                          ----------------------------------


                                    South Dakota's Own DAKOTACARE    |   16

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------


REVENUE RECOGNITION: Premiums are billed in advance of their respective coverage periods. Income from such premiums is recorded as earned during the coverage period; the unearned portion of premiums received prior to the end of the coverage period is recorded as unearned premiums. Revenue is reduced by reinsurance premiums ceded to reinsurance companies. Third party administration fees are recorded as earned in the period in which the related services are performed. The unearned portion of fees received but not earned prior to the end of the contract is recorded as unearned administration fees.

REPORTED AND UNREPORTED CLAIMS PAYABLE: The coverage offered by the Company is on an occurrence basis which provides for payment of claims which occur during the period of coverage regardless of when the claims are reported. Reported and unreported claims payable consist of actual claims reported to be paid and estimates of health care services rendered but not reported and to be paid. The liabilities for reported and unreported claims payable have been estimated by utilizing statistical information developed from historical data, current enrollment, health service utilization statistics and other related information. In addition, the Company uses the services of an independent actuary in the determination of its year end liabilities. The accruals are continually monitored and reviewed and as adjustments to the estimated liabilities become necessary, such adjustments are reflected in current operations.

INCOME TAXES: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

EARNINGS (LOSS) PER COMMON SHARE: Earnings (loss) per common share is calculated in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 128, "Earnings Per Share", which was adopted in 1997. This Statement establishes standards for computing and presenting earnings (loss) per share (EPS). It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of an income statement for all entities with complex capital structures. This Statement requires restatement of all prior-period EPS data presented. All references to earnings (loss) per share in the consolidated financial statements are to basic earnings (loss) per share. No restatement of EPS was necessary as a result of the application of Statement No. 128. Earnings (loss) per common share was calculated by dividing net income (loss) by the weighted average number of Class C common shares outstanding during each period. The weighted average number of Class C common shares outstanding was 1,482,635 in 1998 and 1,505,760 in both and 1997 and 1996.

NEW ACCOUNTING STANDARDS: Effective January 1, 1998, the Company adopted FASB Statement No. 130, which establishes new rules for the reporting and display of comprehensive income and its components, but has no effect on the Company's net income (loss) or total stockholders' equity. Statement No. 130 requires unrealized gains and losses on the Company's securities available for sale, which prior to adoption were reported separately in stockholders' equity, to be included in comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of Statement No. 130.

Effective January 1, 1998, the Company adopted FASB Statement No. 131, Disclosures About Segments of an Enterprise and Related Information. Statement No. 131 superseded FASB Statement No. 14, Financial Reporting for Segments of a Business Enterprise. Statement No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of Statement No. 131 did not affect results of operations or financial position, but did affect the disclosure of segment information. See Note 12 for disclosures about the Company's operating segments.

NOTE 2. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents and certificates of deposit: The carrying amount approximates fair value because of the relative short maturity of those instruments.

                                    South Dakota's Own DAKOTACARE    |   17

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------
Investments: Fair values for the Company's investment securities are based on quoted market prices. At December 31, 1998, the carrying amount and fair value of the Company's investment securities was $4,278,216 and $4,549,012, respectively. At December 31, 1997, the carrying amount and fair value of the Company's investment securities was $5,038,680 and $5,141,045, respectively.

Accrued interest receivable: The carrying amount approximates fair value due to the nature of the balances recorded.

NOTE 3. RECEIVABLES

Receivables consist of the following:

                                                 1998            1997
                                               --------      ----------
  Commissions                                $    3,561      $   4,300
  Drug manufacturer chargebacks                 133,111         68,850
  Premiums                                       61,055        151,298
  Subrogation, net of recovery expenses          84,011         75,000
  Interest                                       27,068         30,367
  Reinsurance                                   275,651        229,486
  Income taxes                                  273,650         22,000
  Funds withheld by ceding insurer              104,485        118,804
  Other                                         290,188         99,290
                                             ----------      ----------
                                              1,252,780        799,395
  Less allowance for doubtful accounts               --             --
                                             ----------      ----------
                                             $1,252,780      $ 799,395
                                             ----------      ----------
                                             ----------      ----------

NOTE 4. REINSURANCE

The Company's policy is to reinsure that portion of risk in excess of $85,000 of covered hospital inpatient expenses of any enrollee per contract year, subject to a coinsurance provision which ranges from 50% to 90% based on average daily amounts specified in the plan, and a $2,000,000 lifetime maximum benefit per enrollee. The Company would be liable for any obligations that the reinsuring company is unable to meet under the reinsurance agreement.

This reinsurance agreement also provides for enrollee benefits to be paid in the event the Company should cease operations or become insolvent, and a conversion privilege for all enrollees in the event of plan insolvency and for any enrollee that moves out of the service area of the Company.

NOTE 5. INVESTMENT SECURITIES

Investment securities at December 31, 1998 are as follows:

                                                         Gross         Gross       Estimated
                                        Amortized      Unrealized   Unrealized       Fair
                                           Cost          Gains       (Losses)        Value
                                      --------------------------------------------------------
Debt securities held to maturity:
  Obligations of U.S. treasury, government
    agencies and corporations          $  949,781      $  58,506              -     $1,008,287
  Obligations of state and
    political subdivisions              2,957,539        213,510         (1,833)     3,169,216
  U.S. governmental agency collateralized
    mortgage obligations                   65,196            904           (291)        65,809
                                      --------------------------------------------------------
                                       $3,972,516      $ 272,920      $  (2,124)    $4,243,312
                                      --------------------------------------------------------
                                      --------------------------------------------------------
Equity securities available for sale:
  Bond mutual funds                    $  314,338      $   1,431      $ (10,069)    $  305,700
                                      --------------------------------------------------------
                                      --------------------------------------------------------

                                 South Dakota's Own DAKOTACARE    |   18

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------
The amortized cost and estimated fair values of debt securities, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    December 31, 1998
                                            ------------------------------
                                              Amortized         Estimated
                                                 Cost           Fair Value
                                            ------------------------------
  Due in  one year                          $   405,094        $   408,477
  Due after one year through five years       2,018,403          2,089,552
  Due after five years through ten years      1,410,538          1,601,087
  Due after ten years                            73,285             78,387
                                            ------------------------------
                                              3,907,320          4,177,503
  Collateralized mortgage obligations            65,196             65,809
                                            ------------------------------
                                            $ 3,972,516        $ 4,243,312
                                            ------------------------------
                                            ------------------------------

Investment securities at December 31, 1997 are as follows:

                                                    Gross            Gross        Estimated
                                    Amortized     Unrealized       Unrealized        Fair
                                      Cost           Gains          (Losses)         Value
                                  -----------------------------------------------------------
Debt securities held to maturity:
  Obligations of U.S. treasury, government
    agencies and corporations     $ 1,630,630     $  36,001        $      -       $ 1,666,631
  Obligations of state and political
    subdivisions                    2,760,837        69,718            (483)        2,830,072
  U.S. governmental agency collateralized
    mortgage obligations              347,213           151          (3,022)          344,342
                                  ------------------------------------------------------------
                                  $ 4,738,680     $ 105,870        $ (3,505)      $ 4,841,045
                                  ------------------------------------------------------------
                                  ------------------------------------------------------------
Equity securities available for sale:
  Bond mutual funds                 $ 307,941     $       -        $ (7,941)      $ 300,000
                                  ------------------------------------------------------------
                                  ------------------------------------------------------------

There were no sales of debt or equity securities during the years ended December 31, 1998, 1997 or 1996, and accordingly, no reclassification adjustments on investment securities for the respective years. At December 31, 1998 and 1997, no individual investments in obligations of state and political subdivisions exceeded 10% of the Company's equity.

At December 31, 1998 and 1997, the Company had certificates of deposit of $500,000 on deposit with the South Dakota Department of Commerce and Regulation, Division of Insurance (Division of Insurance), to meet the deposit requirement of state insurance laws.

NOTE 6.  CONTINGENCY RESERVES PAYABLE

The Company's agreements with participating physicians provide that up to 20% of fees for services provided, as submitted to the Company, may be withheld to provide a contingency reserve that may be used to fund operations or meet other financial requirements of the Company. The percentage withheld for the years 1996 through 1998 was 15%. The amounts withheld may be paid to the participating physicians at the discretion of the Board of Directors of the Company, although the Company is not contractually obligated to pay out amounts withheld. Management estimates the expected amount of contingency reserves to be paid to participating physicians and records a liability based upon factors such as cash flow needs, net income, and accumulations of amounts withheld. Payments to physicians are made at such times as the Board of Directors approves payouts. The recorded liability is equal to actual amounts withheld for the years ended December 31, 1998, 1997 and 1996. Payments to physicians in 1996 exceeded amounts accrued in 1995 by $71,253, which was accounted for as a change in accounting estimate.

                                   South Dakota's Own DAKOTACARE    |   19

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ----------------------------------------------------------------------------

NOTE 7.  REPORTED AND UNREPORTED CLAIMS PAYABLE

Activity in the liability for reported and unreported claims payable is summarized as follows:


                                              1998                1997                1996
                                          ---------------------------------------------------
Balance at January 1                      $ 4,163,804         $ 3,188,455         $ 2,710,000
                                          ---------------------------------------------------
Incurred related to:
  Current year                             30,197,890          30,237,417          23,350,462
  Prior years                                 416,690             738,943              74,899
                                          ---------------------------------------------------
Total incurred                             30,614,580          30,976,360          23,425,361
                                          ---------------------------------------------------
Paid related to:
  Current year                             25,704,590          26,217,052          20,247,806
  Prior years                               4,710,337           3,920,866           2,776,707
                                          ---------------------------------------------------
Total paid                                 30,414,927          30,137,918          23,024,513
                                          ---------------------------------------------------
Less reinsurance recoverables at January 1   (229,486)            (92,579)            (14,972)
Plus reinsurance recoverables at December 31  275,651             229,486              92,579
                                          ---------------------------------------------------
Balance at December 31                    $ 4,409,622         $ 4,163,804         $ 3,188,455
                                          ---------------------------------------------------
                                          ---------------------------------------------------


NOTE 8.  INCOME TAX MATTERS

The Company is taxable as a property and casualty insurance company under section 831 of the Internal Revenue Code. The code prescribes certain adjustments to book income to arrive at taxable income which include adjustments to unearned premiums, discounting of loss reserves and proration of tax-exempt income. In addition, increases in contingency reserves, which are included as claims expenses, are not allowable as tax deductions until actually paid. The Company files a consolidated income tax return with its wholly-owned subsidiaries, DAS and DIL.

The components of income tax expense as of December 31 are as follows:

                                    1998         1997           1996
                                ---------------------------------------
Current                         $ 63,625      $ 227,000        $592,000
Deferred (credits)                60,000       (284,000)        (57,000)
                                ---------------------------------------
                                $123,625      $ (57,000)       $535,000
                                ---------------------------------------
                                ---------------------------------------


Total income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent to income before income taxes as a result of the following:

                                                         1998           1997          1996
                                                      ---------------------------------------
Computed "expected" tax expense (credits)             $ 211,000      $ (42,700)     $ 562,400
Tax exempt interest                                     (43,281)       (38,861)       (30,771)
Lobbying                                                  4,866          9,105          6,825
Reversal of overaccrual of prior year's taxes           (26,576)             -              -
Effect of tax rate brackets and other                   (22,384)        15,456         (3,454)
                                                      ---------------------------------------
                                                      $ 123,625      $ (57,000)     $ 535,000
                                                      ---------------------------------------
                                                      ---------------------------------------


                                      South Dakota's Own DAKOTACARE    |   20

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ----------------------------------------------------------------------------

The net deferred tax assets consist of the following components at December 31:

                                                                   1998           1997
                                                             ----------------------------
Deferred tax assets:
  Contingency reserves payable                               $   915,000      $ 1,008,000
  Reported and unreported claims payable                          44,000           42,000
  Unearned premiums                                               50,000           43,000
  Accrued expenses and other                                      95,000           65,000
  Net operating loss carryforward of subsidiary                   39,000           47,000
                                                             ----------------------------
                                                               1,143,000        1,205,000
  Less valuation allowance                                             -                -
                                                             ----------------------------
                                                               1,143,000        1,205,000
                                                             ----------------------------
Deferred tax liability:
  Property and equipment                                         (61,000)         (63,000)
                                                             ----------------------------
                                                             $ 1,082,000      $ 1,142,000
                                                             ----------------------------
                                                             ----------------------------

Reflected on the accompanying balance sheets as follows:

                                                                  1998           1997
                                                             ----------------------------
Current assets                                               $   647,000      $   720,000
Noncurrent assets                                                435,000          422,000
                                                             ----------------------------
                                                             $ 1,082,000      $ 1,142,000
                                                             ----------------------------
                                                             ----------------------------

NOTE 9.  CAPITAL STOCK

The Class A voting preferred stock is not entitled to receive dividends or other distributions, except for redemption by the Company. In the event of a liquidation, each share of Class A preferred stock would be given priority over Class B and C stock and would be entitled to receive a preferential payment in an amount up to (and not to exceed) its stated value of $10 per share. The Class A preferred stock is restricted to ownership by medical and osteopathic physicians who have executed a participating physician agreement with the Company and may not be issued to or held by a hospital.

The Class B voting preferred stock is restricted to ownership by the South Dakota State Medical Association, an affiliated company, and is not entitled to receive dividends.

The Class C nonvoting common stock is not entitled to cumulative dividends and has no preference in a liquidation. The Class C common stock is restricted to ownership by the following persons or entities: (1) physicians entitled to ownership of Class A stock, (2) a trust or self-directed individual retirement account controlled by a physician entitled to ownership of Class A stock, (3) a professional corporation, partnership or other entity domiciled in the State of South Dakota and in which a physician entitled to ownership of Class A stock is a shareholder, partner, or employee in the practice of medicine, (4) management, employees or agents of the Company, the South Dakota State Medical Association, or the South Dakota Foundation for Medical Care, or (5) the spouse or children of such physician or other person set forth in (1) or (4) above.

To facilitate liquidity for Class C common stock (Common Stock) in the event of death, disability, or retirement of a shareholder, the Company's Board of Directors adopted a Stock Repurchase Program (Program) which was implemented in February 1998. Participation in the Program is voluntary. No shareholder is required to sell his or her shares of Common Stock under the Program nor is the Company required to purchase any Common Stock under the Program. The purchase and sale of Common Stock under the Program is subject to repurchase conditions as described in the Program. The Board of Directors of the Company may, at any time, modify or terminate the Program. The Company may also, at its discretion, offer to repurchase shares of Common Stock outside of the Program in compliance with applicable laws. During 1998, 40,415 shares were acquired under the Program.

                                   South Dakota's Own DAKOTACARE    |   21

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ---------------------------------------------------------------------------
Regulatory capital as required by the South Dakota Department of Commerce and Regulation, Division of Insurance (Division of Insurance) at December 31, 1998 and 1997 was $200,000 on a statutory basis of accounting, which the Company significantly exceeded. As long as the Company exceeds required regulatory capital, it is not restricted by the Division of Insurance in the amount of dividends it may pay.

The Company is also subject to risk based capital (RBC) requirements promulgated by the National Association of Insurance Commissioners (NAIC). The RBC standards establish uniform minimum capital requirements for insurance companies. The RBC formula applies various weighting factors to financial balances or various levels of activities based on the perceived degree of risk. At December 31, 1998, the Company's stockholders' equity exceeded the minimum levels required by the RBC standards.




NOTE 10.  TRANSACTIONS WITH AFFILIATE

The Company leases office space from the South Dakota State Medical Association (Association). During 1997, the Company signed a one year lease which automatically renewed for a one year term through December 31, 1998, and will renew for successive one year terms thereafter unless terminated with at least 30 days notice prior to the end of the lease term. The 1999 lease renewal requires minimum rental payments of $211,016. Total rental payments for this office space for the years ended December 31, 1998, 1997 and 1996 were $204,870, $186,500 and $158,400, respectively.

The Company provides group health insurance coverage for employees of the Association. Total premium income from the affiliate for the years ended December 31, 1998, 1997 and 1996 was $47,721, $42,517 and $45,535,
respectively.

NOTE 11.  RETIREMENT PLAN AND DEFERRED COMPENSATION

The Company is included in a qualified money-purchase pension plan with the South Dakota State Medical Association and the South Dakota Foundation for Medical Care. This multiple-employer plan covers employees who have attained
age 21, and have completed one year of service.   Contributions, which are
required under the plan, were an amount equal to 11.5% of the participants' compensation for the twelve-month periods ending September 1, 1998, 1997 and 1996. Retirement plan expense for the years ended December 31, 1998, 1997 and 1996 was $233,483, $216,364 and $245,104, respectively.

In connection with employment contracts between the Company and certain officers, provision has been made for the future compensation which is payable upon the completion of the earlier of 25 years of service to the Company and related organizations or attainment of the age of 65 or any earlier retirement age specified by the Board of Directors by resolution. At December 31, 1998 and 1997, $58,274 and $49,164, respectively, was accrued under these contracts.

NOTE 12.  SEGMENT INFORMATION

The Company has three reportable segments:  Health Maintenance Organization
(HMO), Third Party Administration (TPA) and Reinsurance. The HMO segment consists of the operations of the Company. The Company is a South Dakota licensed HMO engaged in the development of comprehensive health care delivery systems. The TPA segment consists of the operations of DAS and DHP. DAS and DHP are TPA's of health care plans for independent employer companies. The reinsurance segment consists of the operations of DIL. DIL's primary activity is in providing reinsurance quota share excess medical stop loss coverage to DAS and DHP's self funded customers.

The Company evaluates performance and allocates resources based on net income determined under general accepted accounting principles. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company allocates payroll costs incurred based on the activities of admitting new enrollees and in adjudicating claims. The HMO segment profit includes the equity in earnings
(loss) of the TPA and reinsurance segments. Intersegment revenues primarily relate to equipment rental charges which are based on the respective segment's underlying cost.

The Company's reportable segments are derived from the operations of the Company and subsidiaries that offer different products. The reportable segments are managed separately because they provide distinct services.

                                    South Dakota's Own DAKOTACARE    |   22

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------

Year Ended December 31, 1998
-------------------------------------------------------------------------------------------
                                         HMO            TPA        Reinsurance       Totals
                                  ----------------------------------------------------------
Revenues from external customers   $ 35,796,765    $ 3,540,988    $ 673,790      $ 40,011,543
Intersegment revenues                         -        236,526            -           236,526
Investment income                       538,170         55,333            -           593,503
Depreciation expense                     85,787        221,424            -           307,211
Segment profit (loss)                   483,038        (68,319)      23,345           438,064
Equity in net (loss) of subsidiaries    (41,420)             -            -           (41,420)
Income tax expense (credits)            158,350        (34,725)           -           123,625
Segment assets                       13,607,488      1,953,572      475,006        16,036,066

Year Ended December 31, 1997
- -------------------------------------------------------------------------------------------
                                        HMO            TPA        Reinsurance       Totals
                                   --------------------------------------------------------
Revenues from external customers   $ 34,718,343    $ 4,121,995      $ 694,892    $ 39,535,230
Intersegment revenues                         -        864,735              -         864,735
Investment income                       546,562         58,247         10,325         615,134
Depreciation expense                     85,284        234,209              -         319,493
Segment profit (loss)                  (110,108)       111,235       (112,048)       (110,921)
Equity in net (loss) of subsidiaries    (45,830)             -              -         (45,830)
Income tax expense (credits)            (98,142)        41,142              -         (57,000)
Segment assets                       13,455,364      1,854,251        345,114      15,654,729
Expenditures for long-lived assets
  (land and building)                    59,150              -              -          59,150


Year Ended December 31, 1996
- ------------------------------------------------------------------------------------------
                                         HMO            TPA        Reinsurance       Totals
                                   ----------------------------------------------------------
Revenues from external customers   $ 28,829,498    $ 4,248,500      $ 483,471    $ 33,561,469
Intersegment revenues                         -        802,996              -         802,996
Investment income                       500,341         44,419          6,974         551,734
Depreciation expense                     84,536        233,761              -         318,297
Segment profit (loss)                 1,040,641        196,705        (29,186)      1,208,160
Equity in net income of
  subsidiaries                          136,268              -              -         136,268
Income tax expense                      452,000         83,000              -         535,000
Segment assets                       12,188,065      1,848,406        269,615      14,306,086

                                      South Dakota's Own DAKOTACARE    |   23

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED d/b/a DAKOTACARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------------------------------------------------

                                                      1998           1997           1996
                                                ---------------------------------------------
Revenues
Total external revenues for reportable segments $ 40,011,543      $ 39,535,230   $ 33,561,469
Intersegment revenues for reportable segments        236,526           864,735        802,996
Elimination of intersegment revenues                (236,526)         (864,735)      (802,996)
Elimination of net income (loss) of subsidiaries     (41,420)          (45,830)       136,268
                                                ---------------------------------------------
    Total consolidated revenues                 $ 40,052,963      $ 39,581,060   $ 33,425,201
                                                ---------------------------------------------
                                                ---------------------------------------------

Income or Loss
Total income (loss) for reportable segments     $    438,064      $   (110,921)  $  1,208,160
Elimination of equity in net income (loss)
  of subsidiaries                                    (41,420)          (45,830)       136,268
Minority interest in income (loss) of subsidiary      (3,554)           45,017         31,251
                                                ---------------------------------------------
    Total consolidated net income (loss)        $    483,038      $   (110,108)  $  1,040,641
                                                ---------------------------------------------
                                                ---------------------------------------------

Assets
Total assets for reportable segments            $ 16,036,066      $ 15,654,729   $ 14,306,086
Elimination of intercompany receivable              (100,922)          (44,753)       (33,791)
Elimination of investment in subsidiaries         (1,657,755)       (1,599,175)    (1,495,005)
                                                ---------------------------------------------
    Total consolidated assets                   $ 14,277,389      $ 14,010,801   $ 12,777,290
                                                ---------------------------------------------
                                                ---------------------------------------------


NOTE 13.  LITIGATION

During 1998, a substantial claim was filed against the Company in circuit court which alleges wrongful non-renewal of a sales agency contract and seeks compensatory and punitive damages. As of March 1999, the lawsuit is in the discovery stage. Management believes the lawsuit is without merit and the Company will vigorously defend itself in this matter.

In addition, the Company is involved in other legal actions in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, in the opinion of management, there is no legal proceeding pending against or involving the Company for which the outcome is likely to have a material adverse effect upon the consolidated financial position or results of operations of the Company.


NOTE 14.  YEAR 2000 ISSUE AND MANAGEMENT INFORMATION SYSTEM COMMITMENT

The Year 2000 issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company is heavily dependent on computer processing in its business activities and the Year 2000 issue creates risk for the Company from unforeseen problems in the Company's computer system and from third parties with whom the Company processes financial information. Such failures of the Company's computer system and/or third parties' computer systems could have a material impact on the Company's ability to conduct its business.

Based on the Company's review of its computer systems, management believes the remaining cost of the remediation effort to make the systems year 2000 compliant is approximately $225,000. Such costs will be charged against income as they are incurred.

In addition, in January 1999, the Company entered into a sales licenses and service agreement (Agreement) to purchase certain computer equipment and other related items, and to obtain a license for certain software and programs. Total amounts committed under this Agreement are approximately $215,000.

                               South Dakota's Own DAKOTACARE    |   24

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
South Dakota State Medical Holding Company, Incorporated
   d/b/a DAKOTACARE
Sioux Falls, South Dakota

We have audited the accompanying consolidated balance sheets of South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                    /s/ McGLADREY & PULLEN, LLP


Sioux Falls, South Dakota
March 22, 1999

                                South Dakota's Own DAKOTACARE    |   25

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL
The following operating statistics are presented for DAKOTACARE's operation as a health maintenance organization only and do not include the operations of its subsidiaries for the years ended December 31, 1998, 1997, 1996, and 1995. The results indicated in the following tables are not indicative of future operating results.

The combined ratio, which reflects underwriting results but not investment and ancillary income, is a traditional measure of the underwriting performance of a health maintenance organization. A combined ratio of less than 100% indicates underwriting profitability while a combined ratio in excess of 100% indicates an underwriting loss.

                                                        Years Ended December 31,
                                                     -----------------------------
                                                      1998    1997    1996    1995
                                                      ----    ----    ----    ----
         Loss ratio                                   85.9%   88.7%   81.7%   76.2%
         Expense ratio                                15.0    14.5    16.3    18.4
                                                     -----   -----    ----    ----
           Combined ratio                            100.9%  103.2%   98.0%   94.6%
                                                     -----   -----    ----    ----
                                                     -----   -----    ----    ----

The loss ratio is computed by dividing the net claims expense into net premium revenue. The Company's results of operations will be affected by the changes in the loss ratio. The loss ratio may vary from period to period depending principally on claims experience. The expense ratio is computed by taking the sum of the remaining operating expenses of the health maintenance organization divided by net premium revenue.

The net decrease in the loss ratio was due to decreased utilization and higher premium increases, but was offset by increased costs for physicians and hospitals in 1998. The increase in the expense ratio is due to additional costs incurred to upgrade existing systems and obtain data sources to help maximize efficiencies. See Comparison of Years December 31, 1998 and December 31, 1997 and Comparison of Years December 31, 1997 and December 31, 1996.

RESULTS OF OPERATIONS

COMPARISON OF YEARS DECEMBER 31, 1998 AND DECEMBER 31, 1997

GENERAL
The following results of operations include the operations of DAKOTACARE and its subsidiaries for the years ended December 31, 1998, 1997, and 1996.

GENERAL
The Company's net income increased $593,146 to income of $483,038 for the year ended December 31, 1998, as compared to a loss of $110,108 for the year ended December 31, 1997, representing a 538.7% increase. This increase was primarily due to an increase in net premium income of $963,404 which was offset by a decrease of $547,184 in third party administration fee revenues and a $180,625 increase in income taxes.

REVENUES
Total revenues increased $471,903, or 1.2%, for the year ended December 31, 1998, as compared to December 31, 1997. Revenues from net premiums generated by the health maintenance organization increased $987,293. This increase is attributable to an 8.6% increase in the premiums earned per enrollee for the year ended December 31, 1998, as compared to December 31, 1997, but a 5.1% decrease in the number of enrollees limited the net premium growth. The increase in revenue per enrollee was needed to keep pace with rising claim costs. The decrease in enrollees was due to the competitive business climate in the local marketplace. Revenues from the third party administration fees decreased by $547,184 as enrollees participating in the Company's subsidiaries' TPA plans decreased. Investment income decreased $8,519 due primarily to a decrease in the average yield earned on invested assets, but was offset by an increase in average invested assets.

                                    South Dakota's Own DAKOTACARE    |   26

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONT.)


OPERATING EXPENSES
Total operating expenses decreased $253,297, or 0.6%, for the year ended December 31, 1998, as compared to December 31, 1997. The change was due primarily to a decrease in claims incurred and commission expenses, but was offset by an increase in personnel, professional fees and other general and administrative expenses.

Net claims expense decreased by $361,780, or 1.2%. Average claims per enrollee increased by 5.3% in 1998 as compared to 1997 while the number of enrollees decreased by 5.1%. An unusually high dollar claim that was incurred and paid in late 1998, caused the average claims per enrollee and claims expense to remain higher than expected, but claims expense as a whole declined due primarily to the decreased enrollment. Commissions expense decreased by $87,246, or 5.8%, in 1998 as compared to 1997 due to the decreased enrollees of the HMO. The Company's subsidiaries increased the number of enrollees covered under various contracts from approximately 50,000 at January 1, 1998, to approximately 56,000 at January 1, 1999. Membership decreased initially on the January 1, 1998 renewals, but membership increased on July 1, 1998 due to one large group. As a result, overall HMO membership decreased in 1998 as compared to 1997, even though the membership numbers were higher in 1998 compared to 1997.

Personnel expenses increased $87,058, or 2.3% in 1998 as compared to 1997. This was due primarily to the employment of additional technical staff. Professional fees expense increased $49,976, or 5.2%, in 1998 as compared to 1997. This was primarily due to increased legal costs incurred during the year. Other general and administrative expenses increased $68,714, or 22.2% in 1998 as compared to 1997. This was primarily due to the addition of licenses and service fees in using computer databanks for information.

INCOME TAXES
Income tax expense (credits) represent 20.5% and 46.7% of income (loss) before income taxes and minority interest for the years ended December 31, 1998 and 1997, respectively. In 1998, permanent tax differences and the effect on the tax rate brackets decreased the estimated provision, thus decreasing the related percentage. As a result of previous levels of pretax earnings and the availability of recoverable income taxes paid in recent years, no valuation allowance is required for recorded deferred tax assets. See Note 8 of the Notes to Consolidated Financial Statements.


COMPARISON OF YEARS DECEMBER 31, 1997 AND DECEMBER 31, 1996

GENERAL
The Company's net income decreased $1,150,749 to a loss of $110,108 for the year ended December 31, 1997, as compared to income of $1,040,641 for the year ended December 31, 1996, representing a 110.6% decrease. This decrease was primarily due to an increase in claims expenses of $7,550,999 which was offset by an increase of $6,155,859 in total revenues and a $592,000 decrease in income taxes.

REVENUES
Total revenues increased $6,155,859, or 18.4%, for the year ended December 31, 1997, as compared to December 31, 1996. Revenues from net premiums generated by the health maintenance organization increased $5,858,240. This increase is attributable to a 19.4% increase in the number of enrollees for the year ended December 31, 1997, as compared to December 31, 1996, and a 1.1% increase in the premiums earned per enrollee. The increase in revenue per enrollee was in line with national averages. The increase in enrollees was due to the continued emphasis on small group (2 to 50 employees) business and competitive rates in relation to the local marketplace. Revenues from the third party administration fees decreased by $158,296 as enrollees participating in the Company's subsidiaries' TPA plans decreased. Investment income increased $63,400 due primarily to an increase in the amount of assets invested.

                                 South Dakota's Own DAKOTACARE    |   27

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONT.)

OPERATING EXPENSES
Total operating expenses increased $7,884,842, or 24.8%, for the year ended December 31, 1997, as compared to December 31, 1996. The change was due primarily to an increase in claims incurred and commission expenses, but was offset by a reduction of professional fees.

Net claims expense increased by $7,550,999, or 32.2%. Average claims per enrollee increased by 10.4% in 1997 as compared to 1996 while the number of enrollees increased by 19.4%. Unusually high dollar claims incurred in late 1996 were paid in 1997, which caused the average claims per enrollee, claims expense and unreported claims payable to increase more than expected. Commissions expense increased by $287,783, or 23.5%, in 1997 as compared to 1996 due to the increased activity of the HMO. The Company's subsidiaries decreased the number of enrollees covered under various contracts from approximately 64,000 at January 1, 1997, to approximately 50,000 at January 1, 1998. Substantially all of the decrease occurred on renewals for January 1, 1998, which kept the 1997 overall member months similar to the member months for 1996. Professional fees expense decreased $112,579, or 10.4%, in 1997 as compared to 1996. This was primarily due to state legislation passed in 1997, which spread the cost of each five-year exam for domiciled companies to all insurance companies registered in the State. This caused a reduction in the amount of accrued exam fees needed and thus reduced the overall expense. Also, professional fees decreased by using consultants less and by performing more duties in house.

INCOME TAXES
Income tax expense (credits) represents 46.7% and 33.3% of income (loss) before income taxes and minority interest for the years ended December 31, 1997 and 1996, respectively. In 1997, permanent tax differences and the effect on the tax rate brackets increased the estimated credits, thus increasing the related percentage. As a result of previous levels of pretax earnings and the availability of recoverable income taxes paid in recent years, no valuation allowance is required for recorded deferred tax assets. See Note 8 of the Notes to Consolidated Financial Statements.


LIQUIDITY AND CAPITAL RESOURCES

The Company's principal sources of cash have been premium and fee revenue, collection of premiums in advance of the claims cost associated with them, and an agreement with participating physicians in which a percentage of fees for services is withheld for cash flows of the Company. The Company in the past has had borrowings from banks and affiliated companies, but currently does not need to borrow for liquidity purposes.

Net cash provided by operating activities decreased by $1,065,539 to $440,323 for the year ended December 31, 1998, as compared to 1997. Net cash provided by operating activities increased primarily due to net income, an increase in reported and unreported claims payable, a decrease in deferred taxes and an increase in unearned premiums and administration fees. The cash provided from these items were offset by an increase in receivables and a decrease in contingency reserves payable since December 31, 1997.

Other uses of cash and cash equivalents were for the payment of dividends and purchases of property and equipment. The Company has invested cash not currently needed in operations into intermediate-term bonds, consisting primarily of municipal bonds and U.S. government securities. At December 31, 1998, the Company has certificates of deposit of $500,000 on deposit with the Division to meet the deposit requirements of state insurance laws.

The Company is not contractually obligated to pay out contingency reserves withheld but has historically elected to pay out a majority of amounts withheld. Typically, two years lapse from the date the contingency reserves are withheld to the date which the corresponding amounts are paid to the participating physicians.

The Company believes that cash flows generated by operations, withholding of contingency reserves, cash on hand, and short-term investment balances will be sufficient to fund operations, pay out projected contingency reserves payable, and pay dividends on the Class C common stock.

                                   South Dakota's Own DAKOTACARE    |   28

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONT.)

INFLATION

A substantial portion of the Company's operating expenses consist of health care costs, which, in the general economy, have been rising at a rate greater than that of the overall Consumer Price Index. The Company believes that its cost control measures and risk sharing arrangements reduce the effect of inflation on such costs. Historically, market conditions and the regulatory environment in which the Company operates have permitted the Company to offset a portion or all of the impact of inflation on the cost of health care benefits through premium increases. If the Company was not able to continue to increase premiums, a material adverse impact on the Company's operations could result. Inflation does not have a material effect on the remainder of the Company's operating expenses.


TRENDS, EVENTS, OR UNCERTAINTIES

In recent years, there has been a trend by clients to switch to plans with higher employee cost-sharing levels in order to maintain lower premiums. As a provider of cost effective managed care plans for medium and small employers, the Company believes it is delivering products and services that address current health care reform issues. The Company will continue to evaluate its business strategy as necessary to maximize its ability to adapt to the changing health care marketplace.

The Year 2000 issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company is heavily dependent on computer processing in its business activities and the Year 2000 issue creates risk for the Company from unforeseen problems in the Company's computer system and from third parties with whom the Company processes financial information. Such failures of the Company's computer system and/or third parties' computer systems could have a material impact on the Company's ability to conduct its business. In accordance with its remediation plan to resolve the Year 2000 issue, the Company completed a review of its computer systems to identify the systems that could be affected by the Year 2000 issue. In 1999, the Company installed new operations systems software which the vendor has represented to be Year 2000 compliant. Final Year 2000 compliance testing is expected to be completed April 1999 for mission critical systems and by September 1999 for non-mission critical systems.

Based on the Company's review of its computer systems, management believes the cost of the remediation effort to make the systems Year 2000 compliant is approximately $225,000, which includes approximately 2,400 to 2,700 hours expected to be incurred by Company personnel related to Year 2000 issues with a projected cost of approximately $136,000. Such costs will be charged against income as they are incurred. Total Year 2000 costs incurred through December 31, 1998 were approximately $86,000.

Currently, no contingency plan has been finalized, but planning is in process. A finalized plan is estimated to be in place by July, 1999.

                                 South Dakota's Own DAKOTACARE    |   29

SELECTED FINANCIAL DATA

The following information for the Company is as of and for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 (dollars in thousands, except per share data):


                                                         Years Ended December 31,
                                            -------------------------------------------
                                              1998     1997     1996     1995     1994
                                            -------  -------  -------  ------   -------
Income Statement Data:
  Net premiums                              $35,718  $34,754  $28,688  $26,643  $26,790
  Third party administration fees             3,081    3,628    3,786    3,023    1,143
  Investment income                             607      615      552      489      321
  Total revenues                             40,053   39,581   33,425   30,513   28,497
  Net claims incurred                        30,615   30,976   23,425   20,305   19,937
  Other operating expenses                    8,835    8,727    8,393    7,587    5,609
  Income (loss) before income taxes
         and minority interest                  603     (122)   1,607    2,621    2,951

  Net income (loss)                             483     (110)   1,041    1,790    1,906
                                            =======  =======  =======  =======  =======

Earnings (loss) per common share(1)         $  0.33  $ (0.07) $  0.69  $  1.19  $  1.27
                                            =======  =======  =======  =======  =======

Balance Sheet Data:
  Invested assets and cash                  $10,876  $10,981  $ 9,874  $ 8,843  $ 7,804
  Total assets                               14,277   14,011   12,777   11,425    9,803
  Reported and unreported
         claims payable                       4,410    4,164    3,188    2,710    2,864
  Contingency reserves payable                2,691    2,964    2,105    1,955    1,697
  Total liabilities                           9,017    8,807    7,137    6,545    6,432
  Stockholders' equity                        5,260    5,204    5,640    4,880    3,372


(1) Earnings per common share for 1995 and prior years have been restated from amounts previously reported to give retroactive effect to the recapitalization. Earnings (loss) per common share is calculated in accordance with the provisions of Financial Accounting Standards Board Statement No. 128, "Earnings Per Share", which was adopted in 1997. This Statement establishes standards for computing and presenting earnings (loss) per share (EPS). It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of an income statement for all entities with complex capital structures. This Statement requires restatement of all prior-period EPS data presented. All references to earnings (loss) per share are to basic earnings (loss) per share. No restatement of EPS was necessary as a result of the application of Statement No. 128. Earnings (loss) per common share was calculated by dividing net income by the weighted average number of Class C common shares outstanding during each period as follows: 1998 1,482,635 shares; 1997 1,505,760 shares; 1996 1,505,760 shares; 1995 1,505,760 shares; and 1994
1,505,760 shares.

                                       South Dakota's Own DAKOTACARE    |   30

DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

FRANK D. MESSNER, M.D., President        BEN J. HENDERSON, D.O.
Yankton Radiology, Radiologist           Mobridge Medical Center, Internist

MR. PATRICK BECKMAN, Vice President      K. GENE KOOB, M.D.
Beckman Realty and Development           Neurology Associates, Neurologist
Corporation, Owner

GUY E. TAM, M.D., Secretary/Treasurer    THOMAS L. KRAFKA, M.D.
Central Plains Clinic, Family Practioner Radiology Associates, Radiologist

JAMES ENGELBRECHT, M.D.                  JOHN E. RITTMANN, M.D.
Drs. Engelbrecht & Weaver,               Brown Clinic, Family Practitioner
Rheumatologist

STEPHEN D. SCHROEDER, M.D.
Hand County Clinic, Family Practitioner


EXECUTIVE OFFICERS

MR. ROBERT D. JOHNSON,                   MS. ELIZABETH MENDELSON,
Chief Executive Officer                  Vice President, Underwriting

MR. KIRK J. ZIMMER,                      Ms. BARBARA A. SMITH,
Senior Vice President                    Vice President, Operations

WILLIAM O. ROSSING, M.D.,                MR. THOMAS N. NICHOLSON,
Vice President, Medical Director         Vice President, Sales and Marketing

MS. SHARON DUNCAN,                       MR. BRUCE E. HANSON,
Vice President, System Operations        Vice President, Finance

MR. DEAN KROGMAN,                        MR. BRIAN E. MEYER,
Vice President, External Operations      Vice President, Information Systems


SHAREHOLDER INFORMATION

CORPORATE HEADQUARTERS

DAKOTACARE
1323 South Minnesota Avenue
Sioux Falls, SD   57105
(605) 334-4000

INDEPENDENT PUBLIC ACCOUNTANTS

McGladrey & Pullen, LLP
Sioux Falls, South Dakota

CORPORATE COUNSEL

Securities Matters:
Gray, Plant, Mooty, Mooty & Bennett, P.A.
Minneapolis, Minnesota

General Matters:
Zimmer, Duncan and Cole
Parker, South Dakota

TRANSFER AGENT

The First National Bank in Sioux Falls
Sioux Falls, South Dakota

FORM 10-K

The Company has filed an annual report with the Securities and Exchange Commission on form 10-K. Shareholders may obtain a copy of this report, without charge, by writing:

     Inverstors Relations
     DAKOTACARE
     1323 South Minnesota Avenue
     Sioux Falls, SD  57105

ANNUAL MEETING

The annual meeting of shareholders will be held at the Rushmore Plaza Holiday Inn and Civic Center, Rapid City, South Dakota, on Thursday June 4, 1998, at 9:15 a.m.

INTERNET ADDRESS

To access information about DAKOTACARE, including directories and product and service information, visit our home page via the internet. Our address is www.dakotacare.com

                                    South Dakota's Own DAKOTACARE  31

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AGENT DIRECTORY

Our statewide network of 20 DAKOTACARE sales agencies assures that our clients receive the local attention to service that they desire.

1 KARLEN AND ASSOCIATES                   10 BOB CLARK INSURANCE, INC.
  Aberdeen, SD (605)225-9011                 Pierre, SD (605)224-4049

2 JENSEN INSURANCE AND REAL ESTATE        11 BOB CLARK INSURANCE, INC.
  Beresford, SD (605)763-2675                Rapid City, SD (605)348-7410

3 DELLA TSCHETTER                         12 TIMOTHY KATTKE
  Brookings, SD (605)692-2078                Redfield, SD (605)472-1445

4 BILL MARKVE & ASSOCIATES                14 BOEN AND ASSOCIATES, INC.
  Dakota Dunes, SD (605)232-3333             Sioux Falls, SD (605)336-0425

5 FLANAGAN AGENCY                         15 WOLLMAN INSURANCE AGENCY
  Huron, SD (605)352-3512                    Sioux Falls, SD (605)334-0004

6 KUNDERT-WILLIAMS INSURANCE AGENCY       16 OLSON & ASSOCIATES INSURORS, INC.
  Madison, SD (605)256-6608                  Sioux Falls, SD (605)334-7777

7 DICE FINANCIAL SERVICES GROUP           17 ROYAL F. KOCH AGENCY
  Mitchell, SD (605)996-7171                 Tyndall, SD (605)589-3572

8 OAHE AGENCY                             18 KINSMAN INSURANCE AGENCY
  Mobridge, SD (605)845-2649                 Watertown, SD (605)886-4911

9 INSURANCE ASSOCIATES                    19 STOUDT'S INSURANCE AGENCY, INC.
  Platte, SD (605)337-2628                   Watertown, SD (605)886-9719

10 ASHEIM & ASSOCIATES INSURANCE AGENCY   20 CIHAK INSURANCE
  Pierre, SD (605)224-1633                   Yankton, SD (605)665-9393

                                    South Dakota's Own DAKOTACARE  33